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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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[X]      Soliciting Material Under Rule 14a-12

                                  netGuru, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bruce Nelson                                        Dan Matsui/Gene Heller
Chief Financial Officer                             Silverman Heller Associates
(714) 974-2500 x-5215                               (310) 208-2550

                NETGURU INC. SIGNS DEFINITIVE AGREEMENTS TO MERGE
            WITH BPO MANAGEMENT SERVICES AND DIVEST INDIAN OPERATIONS
             Pending Vote by netGuru Stockholders at Annual Meeting

Yorba Linda, Calif.--August 30, 2006--netGuru, Inc. (Company) (Nasdaq: NGRU) entered into definitive agreements to merge with privately held BPO Management Services, Inc. (BPOMS)--a provider of business process outsourcing services, including human resources, information technology, document management, and finance and accounting functions to middle-market companies--and divest its Indian engineering business process outsourcing operations and related assets.

The proposed merger would result in BPOMS becoming a wholly-owned subsidiary of netGuru, with BPOMS' stockholders exchanging their shares of BPOMS common stock and preferred stock for shares of netGuru common stock and preferred stock, and netGuru assuming the obligations under BPOMS' outstanding options and warrants. It is anticipated that BPOMS stockholders would then hold approximately 90% of netGuru's equity interests that would be outstanding immediately following the consummation of the merger, excluding most new equity or equity-based securities, if any, issued by netGuru or BPOMS after August 29, 2006. The divestiture of the Indian operations would occur simultaneously with the merger and involve the transfer of netGuru's Indian subsidiary and certain additional assets and liabilities to an entity owned and controlled by affiliates of netGuru, Inc.

In connection with the merger and divestiture, netGuru would declare a cash dividend and conduct a reverse stock split. If declared, the cash dividend would be approximately $3.5 million, or approximately 18 cents per share of netGuru common stock outstanding prior to the planned reverse stock split, and would become payable out of $1.5 million in cash expected to be provided by BPOMS in the merger and $2.0 million in cash expected to be received by netGuru from the divestiture.

After the declaration of the dividend but prior to the payment of the dividend and consummation of the merger, netGuru would effect a 1-for-30 reverse stock split of its approximately 19.2 million outstanding common shares. In addition, netGuru would create three series of preferred stock containing, among other terms, various conversion, liquidation, redemption, voting, director election, and board observation provisions. Shares of BPOMS preferred stock would convert into shares of the newly created netGuru preferred stock at the closing of the proposed merger.

If all closing conditions are met, the merger and divestiture are anticipated to be completed by December 22, 2006. After the merger and divestiture are completed, the Company's remaining operations--Web4 enterprise content management software and netGuru Systems--would be integrated into BPOMS' existing operations. BPOMS' management team would assume the Company's executive and other management positions, although it is anticipated that netGuru's chief financial officer, Bruce Nelson, and chief operating officer, Koushik Dutta, will retain their current positions. In addition, directors selected by BPOMS would assume most or all positions on the Company's board of directors, including chairman. The Company would also change its name to BPO Management Services, Inc., to reflect its new primary business of providing business process outsourcing and IT services, and apply for a new trading symbol.

Patrick Dolan, BPOMS' chief executive officer, commented: "We believe our merger with netGuru would provide not only access to the capital markets to support future growth but also key software and technology to complement and strengthen our existing operations. Demand for back-office business process outsourcing services, especially from the under-served middle market, is rising, and with economic and business growth continuing, we feel this merger represents a timely and strategic move."

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About the proxy statement and annual stockholders meeting to vote on proposed merger:
In connection with the proposed transactions, a proxy statement will be mailed to netGuru, Inc. stockholders to provide additional information, including the date, time, and location of the annual stockholders meeting. netGuru will also file the proxy statement with the U.S. Securities and Exchange Commission (SEC). Stockholders are advised to read the proxy statement, which will contain important information about the proposed transaction. A copy of the proxy statement-when available-and other documents filed by netGuru with the SEC may be found free of charge at the SEC's web site at www.sec.gov. Copies of the proxy statement-when available-and other documents filed by netGuru with the SEC may also be obtained free of charge from netGuru by directing a request to: netGuru, Inc.; Attention: Bruce Nelson; Chief Financial Officer; (714) 974-2500, extension 5215. netGuru and its executive officers and directors may be deemed participants in the solicitation of proxies from the stockholders of netGuru in favor of the merger with BPOMS, the divestiture, the reverse stock split, the name change and other corporate matters. Additional information regarding the interests of netGuru's executive officers and directors in the proposed transactions may be found in the proxy statement and the Company's other SEC filings.

About BPO Management Services, Inc.
BPO Management Services (BPOMS) offers strategic new business products and services for the business process outsourcing (BPO) market. BPOMS is both a BPO direct service provider and expert BPO project manager. BPOMS supports middle-market businesses new to the BPO market, established businesses that already outsource, and businesses seeking to maximize return-on-investment in their in-house workforce. For more information, please visit www.bpoms.com.

About netGuru, Inc.
netGuru is an engineering services company offering engineering business process outsourcing services for the architecture, engineering, and construction (A/E/C) industry; document/project collaboration software/solutions for A/E/C companies, enterprise software providers, software integrators, and other businesses engaged in document/project-centric operations; and technical services and support. netGuru offices are located in the United States, Europe, and India. For more information, please visit www.netguru.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
With the exception of historical or factual information, the matters discussed in this press release, including without limitation, the proposed terms and timing of the merger and divestiture, the proposed terms and timing of the declaration and payment of a cash dividend, the proposed terms and timing of the reverse stock split and other share-related transactions, the proposed integration and primary business of the post-merger company, management changes, and other corporate and transactional matters are forward-looking statements that involve risks and uncertainties. Actual future results may differ. Factors that could cause or contribute to such differences in results include, but are not limited to, the need for stockholder and other approvals, the continued willingness and ability of the parties to consummate the merger, divestiture and related transactions, changes in market and business conditions, the Company's ability to remain listed on Nasdaq or to re-list on Nasdaq in conjunction with the proposed transaction, the parties' future issuances of equity or equity-based securities, and other risks and factors detailed from time to time in the Company's public statements and its periodic reports and other filings with the U.S. Securities and Exchange Commission.


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